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                                                                   Exhibit 23.1

Consent of E&YLLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 29, 1998 (except Note 12, as to which the date is September 25, 1998) in the Registration Statement on Form S-1 of United Wisconsin Services, Inc. for the registration of 800,000 shares of its common stock.

Milwaukee, Wisconsin
November 23, 1998                                           Ernest & Young, LLP